Exhibit 99.01

                            CERTIFICATION PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Sanderson Farms, Inc. (the "Company") on Form 10-Q for the quarter ended July 31, 2002 (the "Report"), I, Joe F. Sanderson, Jr., Chief Executive Officer of the Company, certify that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company.



/s/Joe F. Sanderson, Jr.
Joe F. Sanderson, Jr.
Chief Executive Officer
August 22, 2002